Exhibit 10.1

SIBLING GROUP HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

SIBLING GROUP HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

-i-

-ii-

Cross Reference to Defined Terms

Term	Defined on Page
Acquired Shares	1
Additional Option	13
Appreciation Distribution	14
Board of Directors	1
Business	1
Business Day	1
Code	1
Committee	1
Common Stock	1
Company	1
Competitor	1
Concurrent Right	14
Confidential Information	1
Covered Acts	9
Daily Price	3
Disability	2
Disloyal Act	2
Disposition	2
Exchange Act	2
Excluded Information	2
Exculpated Persons	9
Exercise Agreement	3
Exercise Price	3
Fair Value	3
Family Group	4
immediate family	4
Incentive Shares	4
Incentive Stock Option	4
Independent Right	15
ISO-FMV	4
Material Contact	6
Mature Shares	18
Non-Employee Director	4
Non-Qualified Stock Option	4
Option	4
Over 10% Owner	5
Parent	5
Participant	5
Participant Note	5
Performing Services	5
Plan	5
Prime Rate	5
Proposed Purchase Price	5
Proposed Purchaser	5
Proprietary Information	6
Public Offering	6
Publicly Traded	6
Redemption Price	10
Re-Load Option	13
Restricted	16
Restricted Stock Award	6
Restricted Stock Award Agreement	6
Section 16 Person	6
Securities Act	6
Start Date	7
Stock Appreciation Right	7
Stock Appreciation Right Agreement	7
Stock Incentive	7
Stock Incentive Agreement	7
Stock Option Agreement	7
Stock Option Certificate	7
Subsidiary	7
Tandem Right	14
Tax Date	7
Termination of Employment	7
Trade Secret	7
Transaction	8
Transferee	8

-iv-

SIBLING GROUP HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

Section 1. Definitions.

The capitalized terms listed below are used throughout the Plan, Stock Incentive Agreements, and Exercise Agreements with the meaning thereafter ascribed:

“Acquired Shares” means Common Stock issued pursuant to the exercise or maturation of Stock Incentives awarded under the Plan, provided however, that shares of Common Stock issued pursuant to a Restricted Stock Award shall not be considered Acquired Shares until all shares awarded pursuant to such Restricted Stock Award are no longer subject to any restriction set forth in the Restricted Stock Award Agreement, other than a restriction which by its terms shall never lapse.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day on which the New York Stock Exchange is open for trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board of Directors to administer the Plan or, in the absence of appointment of such committee, the Board of Directors.

“Common Stock” means the Company's common stock, par value $.0001, created by the filing of the Amended and Restated Certificate of Formation on or about July 25, 2012 or any successor securities thereto.

“Company” means Sibling Group Holdings, Inc., a Texas corporation.

“Competitor” means a Person engaged in a business like or similar to any or all of (a) the design, development, and sale of curricula, computer based education tools, and tools for improvement teacher performance for pre-schools, elementary schools, high schools, and trade, professional, and business schools, (b) the operation of an online market place for the sale of user generated curricula, computer based education tools, and tools for improvement teacher performance, (c) the management and operation of charter schools and (d) and the sale and licensing of curricula, computer based education services, and school operation and management tools (the “Business”).

 “Confidential Information” means information, other than Trade Secrets, that is of value to its owner and is treated by its owner as confidential, including, but not limited to:  (a) any useful process, formula, composition of matter, or device which (i) is new or which Participant has a reasonable basis to believe may be new, (ii) is being used or studied by the Company and is not described in a patent, and (iii) is not readily ascertainable from inspection of any commercially available product of the Company; (b) any engineering, technical, or product specifications of any current or future product of the Company; (c) any computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, design concepts, test data, or documentation related thereto, whether or not copyrighted, patented, or patentable; (d) information concerning the Company’s pricing, licensing strategies, product roadmap, lead generation strategy, and advertising strategy; (e) information regarding Company executives, employees, personnel assignments, customers, and suppliers; (f) Company financial information; (g) Company training, policy, and procedure manuals; (h) information received by the Company from any customer or prospect of the Company or from any other third party pursuant to an obligation of confidentiality; and (i) any data or information defined herein as a Trade Secret, but which is determined by a court of competent jurisdiction not to rise to be a trade secret under applicable law.

“Disability” (a) with respect to an Incentive Stock Option has the meaning ascribed in Section 22(e)(3) of the Code and (b) with respect to any Stock Incentive that is not an Incentive Stock Option means (i) the inability to perform the duties of employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration, or (ii) the affected Participant shall be entitled to:  (A) disability benefits under the Social Security disability insurance program provided by Title II of the Social Security Act, or (B) recover benefits under any long-term disability plan or policy maintained by the Company.  In the event of a dispute, the determination of Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates.

“Disloyal Act” means:  (a) disclosure or use for an improper purpose of Trade Secrets at any time or Confidential Information during the longer of (i) the period Participant is a holder of an Option or Acquired Shares or (ii) the fifth (5th) anniversary of the Effective Date of Termination, (b) Performing Services, without the written consent or acquiescence of the Committee, (c) Soliciting Customers without the written consent or acquiescence of the Committee, or (d) Soliciting Employees without the written consent or acquiescence of the Committee.  The Committee shall not be deemed to have acquiesced in a Disloyal Act, even if the Committee has actual knowledge of the Disloyal Act, unless:  (A) the activities which constitute a Disloyal Act are listed on an exhibit to any employment agreement between the Company and such Participant, (B) the Participant gave written notice of the Participant’s intention to perform such Disloyal Act to the Committee not less than thirty (30) Business Days prior to the performance of such Disloyal Act, or (C) the Participant was directed in writing by an officer or a managerial employee of the Company to perform such Disloyal Act and the Participant delivers a copy of such written direction to the Committee within ten (10) days of the Committee’s request for such a copy.

“Disposition” means any conveyance, sale, transfer, assignment, pledge, or hypothecation of the Acquired Shares or any rights therein, whether such transfer is outright or conditional, inter vivos or testamentary, voluntary or involuntary, or for or without consideration, including without limitation, the right to vote the Acquired Shares and the right to possession of the Acquired Shares as collateral to secure indebtedness.

 “Excluded Information” means any data or information that is described as Proprietary Information that:  (a) has been voluntarily disclosed to the public by the Company or has become generally known to the public (except where such public disclosure has been made by or through a Participant or by a third person or entity with the knowledge of the Participant without authorization by the Company); (b) has been independently developed and disclosed by parties other than the Participant or the Company, without a breach of any obligation of confidentiality by any such person running directly or indirectly to the Company; or (c) otherwise enters the public domain through lawful means.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Agreement” means an agreement entered into by and between a Participant and the Company which sets forth the terms and conditions with respect to the Participant’s exercise of an Option and the issuance of Acquired Shares thereupon.

“Exercise Price” means the consideration which must be paid by a Participant or a Transferee to purchase one share of Common Stock upon exercise of an Option.

“Fair Value” means the value of one share of Common Stock determined as set forth below, as of the Business Day which immediately precedes the date for which Fair Value is determined.

(a)

If the Common Stock is Publicly Traded, Fair Value means the average Daily Price (as such term is defined below) over a twenty (20) Business Day period consisting of the day as of which Fair Value is being determined and the nineteen (19) consecutive Business Days prior to such date.  For the purposes of computing Fair Value, the “Daily Price” for each of the twenty (20) consecutive Business Days shall be determined as follows:.

(i)

If the Common Stock is listed on a securities exchange, the Daily Price is the average closing price of the Common Stock as reported by the exchange, or, if there have been no sales on a particular Business Day, the average of the last reported bid and asked quotations on such exchange at the close of business for such Business Day.  If there is more than one securities exchange on which the Common Stock is listed, the securities exchange having the greatest trading volume over the preceding twenty (20) trading day period shall be used to compute the average.

(ii)

If the Common Stock is quoted on the NASDAQ National Market System, the Daily Price is the average of the representative bid and asked prices of the Common Stock quoted in the NASDAQ National Market System as of 4:00 p.m., Eastern Time.

(iii)

If the Common Stock is quoted on the NASDAQ Small Cap Issues, the Daily Price is the average of the representative bid and asked prices of the Common Stock quoted in the NASDAQ Small Cap Issues as of 4:00 p.m., Eastern Time.

(iv)

If the Common Stock is quoted on the over-the-counter market as reported by the National Quotation Bureau, the Daily Price is the average of the highest bid and asked prices of the Common Stock on the over-the-counter market as reported by the National Quotation Bureau.

(b)

If the Common Stock is not Publicly Traded, Fair Value means an amount determined by the Committee in good faith.  In making the determination of the Fair Value pursuant to this subparagraph (a) the Committee shall assume:  (x) that the value of the Company is equal to the amount which would be paid in cash for the Company, as a going concern, by an unaffiliated third party buyer, and may take into account such additional factors as may be relevant to such valuation, including, without limitation, the absence of a trading market for the Common Stock and such other facts and circumstances as may be material, in the judgment of the Committee, and (y) that the Fair Value of one share of Common Stock is equal to the amount that would be distributed to a holder of one share of Common Stock in a liquidation after all liabilities have been satisfied and all preferential amounts and participatory amounts required by outstanding Preferred Stock have been paid  The Fair Value established by the Committee shall, in the absence of manifest error, be final, binding, and conclusive upon the Company and all affected Participants.

“Family Group” means with respect to any Participant, the Participant's spouse, any member of the immediate family of the Participant or the Participant’s spouse, and any trust established for the benefit of the Participant, the Participant's spouse, and any member of the immediate family of the Participant or the Participant’s spouse.  As used in the preceding sentence, “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Incentive Shares” means the shares of Common Stock issuable upon exercise or payment of all amounts due in respect of an outstanding Stock Incentive.

“Incentive Stock Option” means an incentive stock option, as defined in Section 422 of the Code, which is awarded under the Plan.

“ISO-FMV” means the Fair Value of one (1) share of Common Stock, determined without consideration of any discounts or restrictions, except a restriction which, by its terms, will never lapse.

“Non-Employee Director” means a member of the Board of Directors who:

(a)

is not currently, and has not in the past been, an officer or otherwise employed by the Company, its Parent, or any Subsidiary;

(b)

does not receive compensation directly or indirectly from the Company, its Parent, or any Subsidiary, for services rendered as a consultant or in any capacity other than as a director, except for compensation in an amount for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933;

 (c)

does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933; and

(d)

is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933.

“Non-Qualified Stock Option” means a stock option awarded under the Plan which does not qualify as an Incentive Stock Option.

 “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

“Over 10% Owner” means an individual who, at the time an Incentive Stock Option is granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of the Company, or one of its Parents or Subsidiaries, determined by applying the attribution rules of Section 424(d) of the Code.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if (with respect to Incentive Stock Options, at the time of granting of the Option), each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Participant” means an individual who receives a Stock Incentive.

“Participant Note” means a promissory note of a Participant given to the Company in payment of the exercise price of an Option or the purchase price of a Restricted Stock Award.  Any Participant Note shall bear interest at the applicable federal rate in effect on the date of the exercise of an Option or the grant of a Restricted Stock Award (which ever is applicable), and such interest shall be payable or accrue on the terms established by the Committee in its sole discretion.  The term of any Participant Note shall not exceed five (5) years, provided however, that such Participant Note shall become immediately due and payable upon consummation of a Transaction in which the Participant will receive cash or marketable securities.  Each Participant Note shall be secured by all Acquired Shares acquired by the Participant upon the exercise of the Option or all Incentive Shares acquired by the Participant upon the grant of the Restricted Stock Award, and in either case, any and all earnings thereon.  The Company shall have a general right of recourse against the Participant for payment under any Participant Note.  The Committee shall have no power or authority to authorize a Participant Note for a person who is subject to the prohibition of personal loans to executives in Section 402 of Sarbanes-Oxley, as codified in Section 13(k) of the Securities Exchange Act of 1934 and such Participant Note shall be void ab initio.

“Performing Services” means that a Participant performs services for a Competitor that are substantially the same as the services such Participant performs or performed for the Company, during (a) the time such Participant performs services for the Company, its parent, or a subsidiary and (b) the twelve (12) month period which commences on the Effective Date of Termination.

“Plan” means the Sibling Group Holdings, Inc. 2012 Stock Incentive Plan.

 “Prime Rate” means the “prime rate” as published in The Wall Street Journal (Eastern Edition) under its “Money Rates” column or, if no longer published as such, the rate of interest announced from time to time by Bank of America as its prime rate, base rate, or reference rate.  If The Wall Street Journal publishes more than one “prime rate” under its “Money Rates” column or a range of rates, then the Prime Rate shall be the average of such rates.

“Proposed Purchase Price” means the price per Acquired Share offered in an Offer by a Proposed Purchaser.

“Proposed Purchaser” means an unrelated third party who is not a Competitor and who makes a bona fide arm’s length written offer to a Participant or a Transferee to purchase Acquired Shares owned by such Participant or Transferee.

“Proprietary Information” means Trade Secrets and Confidential Information.

“Public Offering” means the offering for sale by the Company of Common Stock pursuant to an effective registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, which results in gross proceeds to the Company in excess of five million dollars ($5,000,000).  The effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such registration statement.

“Publicly Traded” means that the Common Stock of the Company is:  (a) listed on any securities exchange, or (b) quoted on any nationally recognized interdealer quotation system and the Company is subject to the reporting requirements of, and has filed all reports required under, Section 13 or 15(d) of the Exchange Act.

“Restricted Stock Award” means a restricted stock award awarded pursuant to the Plan.

“Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing a Restricted Stock Award.

“Section 16 Person” means a person subject to Section 16 of the Exchange Act.

“Securities Act” means the Securities Act of 1933.

 “Soliciting Customers” means that a Participant or an Affiliate of a Participant (a) solicits or attempts to solicit any customer or prospect of the Company with whom the Participant had Material Contact with a view toward the sale or provision of any product, technology, software, or service that is competitive with, or is a substitute for, any product, technology, software, or service offered by the Company or under development by the Company or (b) offers any inducement to any of the Company’s customers with whom the Participant had Material Contact during Participant’s employment with the Company to terminate such customer’s relationship with the Company, during the time such Participant performs services for the Company, its parent, or a subsidiary and the twelve (12) month period which commences on the Effective Date of Termination.  For purposes of this definition, “Material Contact” with a person or entity means that the means that the affected Participant worked with, supervised the Company’s dealings with, obtained confidential information from, performed any act or service resulting in payment from, or took any other action which advanced the business relationship between the Company and such person or entity.

“Soliciting Employees” means that a Participant or an Affiliate of a Participant (a) hires or attempts to hire, or engages or attempts to engage as an independent contractor, any person that is or was employed by the Company or (b) offers any inducement to any person that is or was employed by the Company to terminate such employee’s employment by the Company, during the time such Participant performs services for the Company, its parent, or a subsidiary and the twelve (12) month period which commences on the Effective Date of Termination, provided that this restriction shall cease with respect to any former employee of the Company once such former employee has not been employed by the Company for at least nine (9) months.

“Start Date” means the first day of a Participant’s employment with Company, its parents or subsidiaries, or any predecessor to the Company.

“Stock Appreciation Right” means a stock appreciation right awarded pursuant to the Plan.

“Stock Appreciation Right Agreement” means a written agreement between the Company and a Participant evidencing a Stock Appreciation Right.

“Stock Incentive” means an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock Award, or a Stock Appreciation Right.

“Stock Incentive Agreement” means a written agreement between the Company and a Participant evidencing a Stock Incentive.

“Stock Option Agreement” or “Stock Option Certificate” means a written agreement between the Company and a Participant evidencing an Option.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if (with respect to Incentive Stock Options, at the time of the granting of the Option) each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

 “Tax Date” means the date on which the amount of any tax required to be withheld is determined.

“Termination of Employment” means the termination of the relationship between a Participant and the Company (and its Parents and Subsidiaries) pursuant to which such Participant provides services to the Company (or its Parents and Subsidiaries) as a consultant, employee, director, or in any other capacity in which such Participant receives compensation from the Company (or its Parents and Subsidiaries) for services rendered.  Such termination may be for any reason, including, without limitation, a termination of such relationship by resignation of the Participant, discharge, death, Disability, or retirement.  The Committee shall, in its absolute discretion, determine the occurrence and effect of all matters and questions relating to Termination of Employment, and such determination shall be conclusive, final, binding, and nonappealable.

“Trade Secret” means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information:  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

“Transaction” means any:  (a) dissolution or liquidation of the Company; (b) merger, consolidation, business combination, reorganization, or similar transaction in which the holders of a majority of the issued and outstanding common stock immediately prior to the consummation of such transaction hold less than a majority of the issued and outstanding common stock, or equity interests which are equivalent to common stock, of the surviving corporation or entity resulting from such transaction; (c) statutory share exchange in which the Company is not the parent of the resulting entity in such share exchange; (d) sale or transfer (other than as security for the Company's obligations) of all or substantially all of the assets of the Company to an unrelated person or entity; or (e) sale or transfer of fifty percent (50%) or more of the issued and outstanding shares of Common Stock by the holders thereof in a single transaction or in a series of related transactions, except that a distribution of shares of Common Stock by a holder that is a corporation, limited liability company, partnership, or trust to:  (x) the employees, officers, and/or directors of such holder, (y) the shareholders, partners, other equity security holders, or beneficiaries of such holder, or (z) to any Parent or Subsidiary, for no consideration, shall not be deemed a sale or transfer for purposes of this clause.

“Transferee” means the estate, or the executor or administrator of the estate, of a deceased Participant, or the personal representative of a Participant suffering a Disability, or a subsequent transferee of a Transferee.

Section 1.1

Plan Purpose.

The Plan has been established by to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

Section 1.2

Stock Subject to the Plan.

Subject to adjustment in accordance with Section 8.2 hereof, Ten Million (10,000,000) shares of Common Stock (the “Total Reserved Shares”) are hereby reserved exclusively for issuance pursuant to the exercise or maturation of Stock Incentives granted under the Plan.  At no time shall the Company have outstanding Incentive Shares and Acquired Shares in excess of the Total Reserved Shares, minus the number of Acquired Shares acquired by the Company pursuant to Section 8.2Error! Reference source not found. hereof.  Acquired Shares may be either authorized and unissued Common Stock or Common Stock held in the treasury of the Company, as shall be determined by the Committee.  If an Option or Stock Appreciation Right expires or terminates for any reason without being exercised in full, or if Acquired Shares or Incentive Shares issued under a Restricted Stock Award are transferred back to the Company pursuant to the restrictions in the Plan or in the Restricted Stock Award Agreement, the Incentive Shares subject to such Option or Stock Appreciation Right, or the Acquired Shares transferred back to the Company pursuant to such restrictions, shall again be available for purposes of the Plan.

Section 1.3

Plan Administration.

The Plan shall be administered by the Committee.  The Committee shall have full and plenary power and authority in its discretion to determine the directors, officers, employees, and consultants of the Company to whom Stock Incentives shall be granted and the terms and provisions of all Stock Incentives.  The Committee shall have full and plenary power and authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Stock Incentive Agreements, and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  The Committee's decisions shall be final and binding on all Participants.  None of the Board of Directors or any member thereof, the Committee or any member thereof, any officer or delegate of any of the foregoing (collectively, the “Exculpated Persons”), shall be liable to anyone for any act, omission, interpretation, construction, or determination made in good faith in connection with Plan (collectively, the “Covered Acts”).  Each Exculpated Person shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense, including without limitation reasonable attorneys’ fees, arising out of or resulting from any Covered Act to the fullest extent permitted by law, any indemnification agreement between any Exculpated Person and the Company, and/or under any applicable insurance coverage which may be in effect from time to time.  The Committee may delegate to the president or chief executive officer of the Company the right to grant stock incentives to any person that is not a Section 16 Person

Section 1.4

Composition of Committee.

At all times that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Committee shall include at least two (2) or more Non-Employee Directors, who shall solely determine grants and all other matters relating to the Plan in respect of Section 16 Persons.

Section 1.5

Eligibility.

Stock Incentives may be granted only to directors, officers, employees, and consultants of the Company or a Parent or Subsidiary of the Company; provided however, that an Incentive Stock Option may only be granted to an employee of any such entity.

Section 2. Terms and Conditions of Stock Incentives

Every Stock Incentive granted under the Plan shall conform to the following provisions of the Plan and may contain such other terms and conditions as are not inconsistent with the Plan, and as the Committee determines are advisable and in the interest of the Company:

Section 2.1

Number of Shares.

The number of Incentive Shares subject to a Stock Incentive shall be determined by the Committee in its sole discretion, subject to the limitations of Section 2.2 of the Plan.  The number of Incentive Shares shall be set forth in the Stock Incentive Agreement, and shall be subject to adjustment as provided in Section 8.2 hereof.

Section 2.2

Stock Incentive Agreement.

Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

Section 2.3

Date of Grant.

The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive Agreement, has determined the recipient of the Stock Incentive, the number of Incentive Shares subject to the Stock Incentive, and has taken all such other action necessary to complete the grant of the Stock Incentive.  Such date shall be set forth in the Stock Incentive Agreement and identified as the grant date.

Section 2.4

Redemption of Stock Incentives.

Notwithstanding anything to the contrary contained herein or in any Stock Incentive Agreement, the Company shall have the absolute right to redeem any or all outstanding Stock Incentives from any or all Participants in connection with a Transaction for an amount which, with respect to each Participant, represents the Committee’s best estimate of the amount and type of consideration a holder of the number of shares of Common Stock equal to the number of vested Incentive Shares held by such Participant would receive in the Transaction after deduction of the Exercise Price and all legal, accounting, and other expenses incurred in the Transaction, and satisfaction of excluded liabilities and indebtedness not assumed in the Transaction (the “Redemption Price”), and subject to such other terms and conditions set by the Committee.  If the Company calls any or all of the outstanding Stock Incentives for redemption, the affected Participants shall be under a mandatory obligation to sell their Stock Incentives to the Company at the Redemption Price and upon such other terms as may be established by the Committee.  In the event a Participant fails to deliver a Stock Incentive for redemption to the Company in accordance with this Section 3.4, the Company may terminate and cancel any Stock Incentive upon delivery of the Redemption Price to such Participant, whereupon all rights of such Participant under the Stock Incentive shall be extinguished.

Section 2.5

Certain Termination Events.

Unless otherwise set forth in a Stock Incentive Agreement, an outstanding Stock Incentive shall terminate upon the first to occur of any of the following events:

(a)

5:00 p.m. Eastern Time on the date on which the Committee determines that a Participant holding a Stock Incentive has committed a Disloyal Act; provided however, that the Committee may retroactively terminate the Stock Incentives of such Participant as of the date such Disloyal Act occurred;

(b)

5:00 p.m. Eastern Time on the tenth anniversary of the date set forth in the Stock Incentive Agreement as the grant date;

(c)

5:00 p.m. Eastern Time on the date of closing of a Transaction;

(d)

If the Stock Incentive is not an Incentive Stock Option, 5:00 p.m. Eastern Time 60 days after the Effective Date of Termination of the Participant holding the Stock Incentive, provided however, if Termination of Employment results from death or Disability of such Participant, the Stock Incentive shall not terminate until 5:00 p.m. Eastern Time on the first anniversary of the Effective Date of Termination;

(e)

If the Stock Incentive is an Incentive Stock Option, 5:00 p.m. Eastern Time three months after a Termination of Employment of the Participant holding the Stock Incentive, provided however, if Termination of Employment results from death or Disability of such Participant, the three month period shall be extended to a 12 month period;

(f)

5:00 p.m. Eastern Time on the date the Stock Incentive is redeemed pursuant to Section 3.4 of the Plan; or

(g)

5:00 p.m. Eastern Time on the date a substituted stock option is issued pursuant to Section 4.7 of the Plan in replacement of any Option issued under the Plan.

Section 2.6

Effect of a Transaction.

Upon the consummation of a Transaction and subject to the terms and conditions of the Plan, all then outstanding Stock Incentives will be subject to the applicable Transaction agreements, and may be continued, assumed, substituted, accelerated, or redeemed as provided for in the Transaction agreements, the Stock Incentive Agreements, or the terms of this Plan.

Section 3. Options

Every Option granted under the Plan shall be evidenced by a Stock Option Agreement which conforms to the following provisions of the Plan, and which may contain such other terms and conditions as are not inconsistent with the Plan, and as the Committee determines are advisable and in the interest of the Company under the circumstances.

Section 3.1

Type of Option.

At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as either an Incentive Stock Option or a Non-Qualified Stock Option.  At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the Acquired Shares purchased pursuant to the Option to clearly identify them as Acquired Shares purchased upon exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's shareholders.

Section 3.2

Exercise Price.

The Exercise Price of each Option granted under the Plan shall be set forth in the Stock Option Agreement evidencing such Option.  The Exercise Price shall be subject to adjustment in accordance with Section 8.2 hereof; provided however, that the Exercise Price of any Incentive Stock Option that is granted to a Participant who is not an Over 10% Owner shall not be less than the ISO-FMV on the date the Incentive Stock Option is granted; and provided further, that the Exercise Price of any Incentive Stock Option that is awarded to a Participant who is an Over 10% Owner shall not be less than one hundred ten percent (110%) of the ISO-FMV on the date the Incentive Stock Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

Section 3.3

Term of Option.

The term of any Option shall be as set forth in the applicable Stock Option Agreement; provided however, that the term of any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not exceed ten (10) years after the date the Option is granted, and provided further, that the term of any Incentive Stock Option granted to an Over 10% Owner shall not exceed five (5) years after the date the Option is granted.

Section 3.4

Payment of Exercise Price.

The Exercise Price of any Option shall be paid in cash, or, after a Public Offering with the consent of the Committee, by a cashless exercise through a brokerage transaction or by delivery, free and clear of any and liens and encumbrances, of a number of shares of Common Stock, that have been held by the participant for at least six (6) months, having a fair market value equal to the aggregate Exercise Price of the number of shares of Common Stock which are being acquired upon exercise of the Option.  The Committee may, but shall not be obligated to, accept payment of the Exercise Price by a Participant Note.  No Acquired Shares shall be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made by the Participant.  The holder of an Option, as such, shall have none of the rights of a shareholder until Acquired Shares are issued upon exercise of the Option.  In connection with the exercise of an Option, the Participant shall pay all applicable federal, state, and local taxes in the manner contemplated by Section 8.1.

Section 3.5

Vesting; ISO Limits on Vesting.

Each Option granted under the Plan shall be exercisable for the number of shares as determined at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Option Agreement; provided however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.  To the extent that the aggregate ISO-FMV (determined as of the grant date) of Incentive Shares issuable upon exercise of Incentive Stock Options that are exercisable for the first time by a Participant during any calendar year under all plans of the Company, its Parents, and its Subsidiaries exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

Section 3.6

Nontransferability of Options.

Except as provided in Section 4.7 below, an Option shall not be transferable or assignable except by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant, or in the event of the Disability of the Participant, by the Participant’s Transferee.

Section 3.7

Substitution of Previously Issued Options.

(a)

Notwithstanding anything to the contrary in the Plan, any Option granted in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Section 424(a) of the Code is applicable, may provide for an Exercise Price computed in accordance with Section 424(a) of the Code and the regulations thereunder, and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(b)

The Company shall have the absolute right in connection with any merger, consolidation, business combination, reorganization, or similar transaction to negotiate for the substitution of all or part of the outstanding Options for options issued by the surviving entity, or its parent or a subsidiary of such surviving entity, provided, that the number of shares subject to such substituted option, the number of shares “vested” or otherwise immediately exercisable thereunder, the exercise price of such substituted option, and all other terms and conditions of such substituted option are such that the Participant is in substantially the same economic position after receiving the substitute option as such Participant was in immediately prior to such substitution.  The Company shall use best efforts to cause any such substituted option to be issued at the closing of the Transaction.

Section 3.8

Re-Load Options.

The Committee shall have the authority (but not an obligation) to designate any Option as a Re-Load Option, which shall have the effect of incorporating the terms of this Section 4.8 in the applicable Option Agreement.  If the Committee designates an Option as a Re-Load Option (a “Re-Load Option”), then in event the Participant exercises the Re-Load Option, in whole or in part, by surrendering other shares of Common Stock as and to the extent permitted pursuant to Section 4.2 of the Plan, a new Option (an “Additional Option”) shall be granted to such Participant having the following terms and conditions: (a) the number of number of shares of Common Stock issuable upon exercise of such Additional Option shall be equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the Re-Load Option; (b) the expiration date of such Additional Option shall be the same as the expiration date of the Re-Load Option; and (c) the exercise price of such Additional Option shall be the ISO-FMV on the date of grant.  If the Re-Load Option is an Incentive Stock Option, then any Additional Option granted pursuant to this Section 4.8 shall also be an Incentive Stock Option, unless the Participant is not eligible to receive an Incentive Stock Option, in which event, the Additional Option shall be a Non-Qualified Stock Option.  If the Re-Load Option is a Non-Qualified Stock Option, then any Additional Option granted pursuant to this Section 4.8 shall also be a Non-Qualified Stock Option.  Any Additional Option that is an Incentive Stock Option shall be subject to all of the provisions of the Plan applicable to Incentive Stock Options, including the limitation on the vesting described in Section 4.5 of the Plan and in Section 422(d) of the Code.  No Additional Option shall be a Re-Load Option.  The Company’s obligation to grant any Additional

Options pursuant to this Section 4.8 is subject to the availability of sufficient number of Total Reserved Shares at the time of grant of an Additional Option.  If there is an insufficient number of Total Reserved Shares to grant an Additional Option, the Company shall have no further obligation under this Section 4.8 to grant such Additional Option.  Each Additional Option shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan.

Section 4. Stock Appreciation Rights

Every Stock Appreciation Right awarded under the Plan shall be evidenced by a Stock Appreciation Right Agreement that conforms to the following provisions of the Plan and which may contain such other terms and conditions as are not inconsistent with the Plan, and as the Committee determines are advisable and in the interest of the Company:

Section 4.1

Award.

A Stock Appreciation Right may be awarded in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option.  A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of:  (a) the Fair Value of a specified number of Incentive Shares at the time of exercise, minus (b) a specified price which shall be not less than the Exercise Price for that number of Incentive Shares, in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or, in the case of any other Stock Appreciation Right, not less than one hundred percent (100%) of the Fair Value of the specified number of Incentive Shares at the time the Stock Appreciation Right was awarded.  A Stock Appreciation Right granted in connection with the grant of an Option may only be exercised to the extent that the related Option has not been exercised.  The exercise of a Stock Appreciation Right shall result in a pro rata surrender of any related Option to the extent the Stock Appreciation Right has been exercised.

(a)

Tandem Rights. A “Tandem Right” means a Stock Appreciation Right granted appurtenant to an Option which is subject to the same terms and conditions applicable to the particular Option to which it pertains except that the Tandem Right shall require the Participant to elect between (x) the exercise of the underlying Option and (y) the surrender, in whole or in part, of such Option in exchange for a payment pursuant to the Stock Appreciation Right (an “Appreciation Distribution”).  The Appreciation Distribution payable upon the exercise of the Tandem Right shall be in cash (or, if so provided, in an equivalent number of Incentive Shares based upon Fair Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Value (on the date of the Option surrender) of the number of Incentive Shares covered by that portion of the surrendered Option in which the Participant is then vested over (B) the aggregate Exercise Price payable for such vested Incentive Shares.

(b)

Concurrent Rights. A “Concurrent Right” means a stock appreciation right granted appurtenant to an Option which applies to all or a portion of the shares of Common Stock subject to the underlying Option and which is subject to the same terms and conditions applicable to the particular Option grant to which it pertains with the following exceptions: A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of Common Stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as determined by the Committee at the time of the grant of the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

(c)

Independent Rights.  An “Independent Right” means a stock appreciation right granted independently of any Option but which is subject to the same terms and conditions applicable to a Non-Qualified Stock Option with the following exceptions: An Independent Right shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (ii) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of Common Stock based on Fair Market Value on the date of the exercise of the Independent Right.

Section 4.2

Payment under Stock Appreciation Right.

Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash, or by issuance of Acquired Shares (at the aggregate Fair Value on the date of payment or exercise), as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

Section 4.3

Exercise.

Each Stock Appreciation Right shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Appreciation Right Agreement; provided however, that subsequent to the award of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

Section 4.4

Nontransferability of Stock Appreciation Rights.

A Stock Appreciation Right shall not be transferable or assignable, except by will or by the laws of descent and distribution, and shall be payable during the Participant's lifetime only to the Participant, or in the event of the Disability of the Participant, to the legal representative of the Participant.

Section 4.5

Effect of Termination of Employment.

Stock Appreciation Rights, and all rights thereunder, terminate upon Termination of Employment, except that, if Termination of Employment is the result of death or Disability, no additional Incentive Shares shall become vested, however, the Stock Appreciation Right shall not terminate and shall remain in full force and effect, and shall be exercisable by the Transferee upon the consummation of a Transaction upon compliance with the terms of this Plan and the terms of the Stock Appreciation Right Certificate.

Section 5. Restricted Stock Awards

Every Restricted Stock Award awarded under the Plan shall be evidenced by a Restricted Stock Award Agreement that conforms to the following provisions of the Plan and which may contain such other terms and conditions as the Committee determines are advisable and in the interest of the Company.  In the event that the express terms of a Restricted Stock Award conflict with the express terms of the Plan, the express terms in the Restricted Stock Award Agreement shall govern the rights and obligations of the Participant and the Company.

Section 5.1

Award.

Incentive Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions for such periods of time as determined by the Committee and set forth in the written agreement evidencing the Restricted Stock Awards (the “Restricted Stock Award Agreement”).  The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction periods with respect to any part or all of the Incentive Shares subject to a Restricted Stock Award.

Section 5.2

Payments Due the Company under Restricted Stock Award.

As a condition precedent to the delivery of any Incentive Shares subject to a Restricted Stock Award Agreement to a Participant, the Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Value of the Incentive Shares awarded pursuant to the Restricted Stock Award, determined by the Committee as of the date a Restricted Stock Award is granted by the Committee.  The Committee may, but shall not be obligated to, accept a Participant Note in lieu of a cash payment.  In connection with the grant of a Restricted Stock Award, the Participant shall pay all applicable federal, state, and local taxes in the manner contemplated by Section 8.1.

Section 5.3

Rights as Shareholder.

Upon the execution and delivery of a Restricted Stock Award Agreement by the Company and the Participant, and the payment of any purchase price associated therewith, any Participant holding a Restricted Stock Award shall have and possess all of the rights of a shareholder of a Texas corporation with respect to the voting of the Incentive Shares awarded pursuant to such Restricted Stock Award, subject to the Company’s then effective Certificate of Formation and Bylaws, and such other restrictions as may be incorporated in the Restricted Stock Award Agreement or in any Participant Note executed in conjunction therewith.  Unless the Committee shall otherwise determine, certificates evidencing the Incentive Shares awarded to any Participant pursuant to a Restricted Stock Award shall remain in possession of the Company until such shares are Acquired Shares.  Any Participant receiving a Restricted Stock Award, shall be required in the Restricted Stock Award Agreement to execute and deliver to the

Company, as a condition precedent to receipt of the Restricted Stock Award, a stock power endorsed in blank.

Section 6. Restrictions on Acquired Shares

Section 6.1

Mandatory Sale.

If the Board of Directors and/or the holders of a majority of the outstanding shares of Common Stock approve a Transaction with an independent third party, each Participant shall, upon request of the Board of Directors, consent to, raise no objection to, and support the Transaction.  If the Transaction is structured as a sale of Common Stock by the holders thereof, each Participant holding Acquired Shares shall sell, subject to the consummation of such Transaction, all such Acquired Shares to such buyer on the terms and conditions approved by the Board of Directors or the holders or a majority of the outstanding shares of Common Stock.

Section 6.2

Disloyal Acts.

The Company shall have the following rights with respect to any Participant who commits a Disloyal Act: If a Disloyal Act is committed by a Participant that is a holder of Acquired Shares, all Acquired Shares held by such Participant shall be canceled upon the books and records of the Company, and the Company shall deliver to the Participant an unsecured promissory note having the other terms of a Call Note, in a principal amount equal to the product of the lesser of Fair Value or the Exercise Price paid by such Participant or the amount of consideration otherwise paid for each Acquired Share multiplied by the number of Acquired Shares being canceled.  The cancellation of such Acquired Shares shall be effective as of the date on which the Company delivers the promissory note to the Participant in accordance with this Section 7.2(a).

Section 6.3

Lockup Agreement in Public Offering.

Each holder of Acquired Shares shall execute any form of “lockup agreement” required by any managing underwriter(s) in connection with any Public Offering, provided that no holder of Acquired Shares shall be required to sign such a lockup agreement unless all holders of Acquired Shares are also required to execute such agreements.

Section 6.4

Termination of Restrictions, Legends.

The restrictions on transfer of Acquired Shares contained in this Section 7 shall continue in effect until the twentieth (20th) anniversary of the date of this Plan.  Any certificate issued by the Company that represents any Acquired Shares shall contain the following legend:

TRANSFER IS RESTRICTED

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE SIBLING GROUP HOLDINGS, INC. 2012 STOCK INCENTIVE PLAN, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE BLUE SKY LAWS (THE “LAWS”), AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT AND AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE LAWS IS AVAILABLE, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT

SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE LAWS.

Section 6.5

Removal of Legends.

Any legend endorsed on a certificate pursuant to Section 7.4, and any stop transfer instructions with respect to the Acquired Shares, shall be removed and the Company shall issue a certificate without such legend to the holder thereof, if such Acquired Shares are (a) registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or (b) the holder of Acquired Shares delivers an opinion of counsel acceptable to the Company to the effect that such legend is no longer required under the Securities Act.

Section 7. General Provisions

Section 7.1

Withholding.

Whenever the Company issues Acquired Shares under the Plan, or upon the vesting of any Restricted Stock Award, the Participant shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for Acquired Shares or the vesting of such Restricted Stock Award.  A Participant may pay such withholding taxes in cash, or with the consent of the Committee, by delivery of a number of Mature Shares of Common Stock which, when multiplied by the Fair Value of such shares of Common Stock, determined as of the Tax Date, is sufficient to satisfy all federal, state, and local tax withholding obligations arising from the issuance or vesting of such shares of Common Stock.  As used in the preceding sentence, “Mature Shares” are shares of Common Stock which have been held by the Participant for a period of at least six months prior to the Tax Date.

Section 7.2

Changes in Capitalization; Merger; Liquidation.

(a)

The Total Reserved Shares under the Plan, and the number of Incentive Shares and the Exercise Price of each outstanding Stock Incentive shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares of Common Stock, the payment of a stock dividend in shares of Common Stock to holders of outstanding securities, or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b)

If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, or reclassification of shares of Common Stock, or similar reorganization, an appropriate adjustment shall be made to the Total Reserved Shares under the Plan and to each outstanding Stock Incentive such that the Participant shall be entitled to purchase or receive, as the case may be, the number and class of securities which a holder of the number of shares of Common Stock equal to the number of Incentive Shares subject to such Stock Incentive at the time of such transaction would have been entitled to receive as a result of such transaction, and, if necessary, a corresponding adjustment shall be made in the Exercise Price of each outstanding Stock Incentive.

(c)

In the event of any other changes in capitalization of the Company, the Committee shall make such additional adjustments in the number and class of Incentive Shares subject to outstanding Stock Incentives, and with respect to which future Stock Incentives may be granted, as the Committee, in its sole discretion, shall deem equitable or appropriate.  Any adjustment pursuant to this Section 8.2 may provide, in the Committee's discretion, for the elimination of any fractional Incentive Shares that might otherwise become subject to any Stock Incentive without payment therefor.

(d)

Except for the adjustments in Section 8.2(a) and Section 8.2(b) the holder of a Stock Incentive shall have no rights by reason of any:  subdivision or combination of shares of stock of any class, payment of any stock or cash dividend, or any other increase or decrease in the number of shares of Common Stock, or by reason of any Transaction or distribution to the Company's shareholders of assets or stock of another corporation.  The existence of the Plan and any Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

Section 7.3

Investment Representations.

As a condition precedent to the issuance of any Acquired Shares pursuant to any Stock Incentive, the Participant receiving such Acquired Shares shall represent and agree as follows:

(a)

The Acquired Shares are being acquired by Participant for Participant’s own account, without the participation of any other person, with the intent of holding the Acquired Shares for investment, and without the intent of participating, directly or indirectly, in a distribution of the Acquired Shares, or for resale in connection with, any distribution of the Common Stock of the Company.

(b)

Participant is not acquiring the Acquired Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Acquired Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

(c)

Participant understands and agrees that the Acquired Shares will be issued and sold to Participant without registration under the Securities Act and any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder.

(d)

The Acquired Shares cannot be offered for sale, sold, or transferred by Participant other than pursuant to:  (A) an effective registration under the Securities Act of 1933 or in a transaction otherwise in compliance with the Securities Act of 1933; (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions; and (C) compliance with all terms and conditions of the Plan and the corresponding Stock Incentive.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws, the Plan, and any Stock Incentive.

(e)

The Company will be under no obligation to register the Acquired Shares, or to comply with any exemption available for sale of the Acquired Shares without registration or filing.  The information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act of 1933 are not now available, and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Acquired Shares.

(f)

The agreements, representations, warranties, and covenants made by Participant herein extend to and apply to all of the Acquired Shares issued to Participant pursuant to any Stock Incentive.  Acceptance by Participant of a certificate representing Acquired Shares shall constitute a confirmation by Participant that all such agreements, representations, warranties, and covenants made herein shall be true and correct at that time.

Section 7.4

Compliance with Code.

All Incentive Stock Options to be granted hereunder are intended to comply with Section 422 of the Code, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

Section 7.5

Set-Off.

The Company shall have the right to set-off against any payment made by the Company to a Participant in connection with any Stock Incentive, Acquired Shares, or Incentive Shares, the amount of any indebtedness, including accrued but unpaid interest, then owed by such Participant to the Company, or reasonably believed to be owed by Participant to the Company.

Section 7.6

Right to Terminate Employment.

Nothing in the Plan or in any Stock Incentive shall confer upon any Participant the right to continue as an employee of the Company, or any of its Parents or Subsidiaries, or affect the right of the Company, or any of its Parents or Subsidiaries, to terminate the Participant's employment at any time.

Section 7.7

Restrictions on Delivery and Sale of Shares.

Each Stock Incentive is subject to the condition that, if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase of delivery of shares thereunder, the delivery of any or all Acquired Shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration, or qualification shall have been effected.

Section 7.8

Plan Termination and Amendment.

The Plan may be terminated, modified, or amended by the Board of Directors of the Company; provided however, that no such termination, modification, or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of a Participant under such Stock Incentive. If and to the extent determined by the Committee an amendment or modification is required by the Code to ensure that Incentive Stock Options granted under the Plan are, and will continue to be, qualified under Section 422 of the Code, all such amendments or modifications to the Plan shall be subject to approval by the Company’s shareholders who are eligible to vote a meeting of shareholders.

Section 7.9

Shareholder Approval.

The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, any Stock Incentive granted hereunder shall be void.

Section 7.10

Effective Date of Plan.

The Plan shall become effective on the date the Plan is adopted by the Board of Directors (the “Effective Date”).

Section 7.11

Governing Law.

The Plan shall be construed and enforced in accordance with and governed by the laws of the State of Texas (without giving effect to principles of conflicts of law).  The parties agree that any appropriate state court sitting in Fulton County, Georgia or any Federal Court sitting in the Northern District of Georgia (Atlanta Division) shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement, and shall be a proper forum in which to adjudicate such case or controversy.  By accepting a Stock Incentive, each participant irrevocably consents to the jurisdiction of such courts, and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, or proceeding in any such court, and further waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such Participant.

BY ORDER OF THE BOARD OF DIRECTORS, this Plan has been executed by the duly authorized officers of the Company as of the Effective Date.

Sibling Group Holdings, Inc.

By:_/s/ Gerald F. Sullivan

Gerald F. Sullivan, President

The date on which the Plan was adopted by the Board of Directors is: June 20, 2012
The date on which the Plan was adopted by the shareholders is: August 9, 2012